SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/

Check the appropriate box:

/_/ Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/_/ Definitive Additional Materials
/_/ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               MOTHERS WORK, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

________________________________________________________________________________
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No Fee Required.

1) Title of each class of securities to which transaction applies:

   _____________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

   _____________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

   _____________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

   _____________________________________________________________________________

/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid: _________________________________________________

    2) Form, Schedule or Registration No. ______________________________________

    3) Filing party: ___________________________________________________________

    4) Date filed: _____________________________________________________________

___________
*Set forth the amount on which the filing fee is calculated and state how it was determined.

                              [Mothers Work Logo]


                             456 NORTH FIFTH STREET
                        PHILADELPHIA, PENNSYLVANIA 19123

                          ---------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 15, 1998
                          ---------------------------

To the Stockholders of Mothers Work, Inc.:

     The Annual Meeting of Stockholders of Mothers Work, Inc., a Delaware corporation (the "Company") will be held at 9:00 a.m., local time, on January 15, 1998 at the Company's corporate headquarters, 456 North Fifth Street, Philadelphia, Pennsylvania, for the following purposes:

          1. To elect three directors of the Company;

          2. To ratify the appointment of Arthur Andersen LLP as independent auditors for the Company for the fiscal year ending September 30, 1998; and

          3. To approve the amendment and restatement to the Company's 1987 Stock Option Plan, which would extend the Plan for an additional ten years and authorize the Company to grant options to purchase up to an additional 500,000 shares, or a total of 1,225,000 shares of Common Stock; and

          4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only holders of the Common Stock at the close of business on December 12, 1997 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Such stockholders may vote in person or by proxy. The stock transfer books of the Company will not be closed. The accompanying form of proxy is solicited by the Board of Directors of the Company.

                                          By Order of the Board of Directors

                                          /s/ Dan W. Matthias
                                          ----------------------------------
                                          Dan W. Matthias
                                          Chairman of the Board and
                                          Chief Executive Officer

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, YOU ARE URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE SELF-ADDRESSED ENVELOPE, ENCLOSED FOR YOUR CONVENIENCE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU DECIDE TO ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY REVOKE YOUR PROXY BY WRITTEN NOTICE AT THAT TIME.

December 18, 1997

                              [Mothers Work Logo]


                             456 NORTH FIFTH STREET
                        PHILADELPHIA, PENNSYLVANIA 19123

                          ---------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                                JANUARY 15, 1998

                          ---------------------------

     This Proxy Statement, which is first being mailed to stockholders on approximately December 18, 1997, is furnished in connection with the solicitation by the Board of Directors of Mothers Work, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting"), to be held at 9:00 a.m. on January 15, 1998 at the Company's corporate headquarters, 456 North Fifth Street, Philadelphia, Pennsylvania, and at any adjournments or postponements thereof. If proxies in the accompanying form are properly executed and returned prior to voting at the meeting, the shares of the Company's Common Stock (the "Common Stock") represented thereby will be voted as instructed on the proxy. If no instructions are given on a properly executed and returned proxy, the shares of the Common Stock represented thereby will be voted for the election of the nominees for director named below, for the ratification of the appointment of Arthur Andersen LLP as independent auditors, for the amendment and restatement of the Company's 1987 Stock Option Plan and in support of management on such other business as may properly come before the Annual Meeting or any adjournments thereof. Any proxy may be revoked by a stockholder prior to its exercise upon written notice to the Secretary of the Company, by delivering a duly executed proxy bearing a later date, or by the vote of a stockholder cast in person at the Annual Meeting.

                                     VOTING

     Holders of record of the Common Stock on December 12, 1997 will be entitled to vote at the Annual Meeting or any adjournments or postponements thereof. As of that date, there were 3,564,644 shares of Common Stock outstanding and entitled to vote. The presence, in person or by proxy, of holders of Common Stock entitled to cast at least a majority of the votes which all holders of the Common Stock are entitled to cast will constitute a quorum for purposes of the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on the election of the nominee for director and on any other matter that may properly come before the Annual Meeting. Stockholders are not entitled to cumulative voting in the election of directors. Directors are elected by the affirmative vote of a plurality of the votes of the shares entitled to vote, present in person or represented by proxy, and votes may be cast in favor of or withheld from each director nominee. Votes that are withheld from a director nominee will be excluded entirely from the vote for such nominee and will have no effect thereon. Abstentions and broker non-votes (described below) are counted in determining whether a quorum is present. Abstentions with respect to any proposal other than the election of directors will have the same effect as votes against the proposal, because approval requires a vote in favor of the proposal by a majority of the shares entitled to vote, present in person or represented by proxy. Broker non-votes, which occur when a broker or other nominee holding shares for a beneficial owner does not vote on a proposal because the beneficial owner has not checked one of the boxes on the proxy card, are not considered to be shares "entitled to vote" (other than for quorum purposes), and will therefore have no effect on the outcome of any of the matters to be voted upon at the Annual Meeting.

     The cost of solicitation of proxies by the Board of Directors will be borne by the Company. Proxies may be solicited by mail, personal interview, telephone or telegraph and, in addition, directors, officers and regular employees of the Company may solicit proxies by such methods without additional remuneration. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to beneficial owners in order to solicit authorizations for the execution of proxies. The Company will, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such proxy materials to the beneficial owners of the Common Stock.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Company's Board of Directors is divided into three classes, with staggered three-year terms. Currently, the Board has seven members. Unless otherwise specified in the accompanying proxy, the shares voted pursuant thereto will be cast for Dan W. Matthias, William L. Rulon-Miller and Elam M. Hitchner, III, for terms expiring at the Annual Meeting of Stockholders to be held following fiscal 2000 (the "2001 Annual Meeting"). If, for any reason, at the time of election, any of the nominees named should decline or be unable to accept his nomination or election, it is intended that such proxy will be voted for the election, in the nominee's place, of a substituted nominee, who would be recommended by the Board of Directors. The Board of Directors, however, has no reason to believe that any of the nominees will be unable to serve as a director.

     The following biographical information is furnished as to each nominee for election as a director and each of the current directors:

                NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS
             FOR A THREE-YEAR TERM EXPIRING AT 2001 ANNUAL MEETING

     Dan W. Matthias, 54, joined the Company on a full-time basis in 1982 and has served as Chairman of the Board since its inception. From 1983 to 1993 he served as the Company's Executive Vice President, and since January 1993, Mr. Matthias has been the Company's Chief Executive Officer. He had previously been involved in the computer and electronics industry, serving as a director of Zilog, Inc. and serving as the President of a division of a subsidiary of Exxon Corporation.

     William L. Rulon-Miller, 49, became a director of the Company in 1992. Mr. Rulon-Miller is currently Co-Director of Investment Banking of Janney Montgomery Scott Inc., an investment banking firm with which he has held several positions since 1979. Mr. Rulon-Miller is also a director of Intelligent Electronics, Inc., Metrologic Instruments, Inc., The JPM Company and Penn Janney Fund, Inc.

     Elam M. Hitchner, III, 51, became a director of the Company in January 1994. Mr. Hitchner has been engaged in the private practice of law since 1971. Since May 1992, Mr. Hitchner has been a partner of the law firm of Pepper, Hamilton & Scheetz LLP, Philadelphia, Pennsylvania, which provides legal services to the Company. From April 1987 to May 1992, Mr. Hitchner was a partner of the law firm of Braemer Abelson & Hitchner, which also provided legal services to the Company. See "Certain Transactions."

             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                      TERM EXPIRING AT 1999 ANNUAL MEETING

     Rebecca C. Matthias, 44, founded the Company in 1982 and has served as a director of the Company and its President since its inception. Since January 1993, Ms. Matthias has served as the

Company's Chief Operating Officer. Prior to 1982, she was a construction engineer for the Gilbane Building Company. In 1992, she was chosen as "Regional Entrepreneur of the Year" by Inc. Magazine and Merrill Lynch. Ms. Matthias also serves as a member of the Board of Trustees of Drexel University.

     Verna K. Gibson, 55, became a director of the Company in May 1992. From 1985 to 1991, Ms. Gibson was President and Chief Executive Officer of the Limited Stores Division of Limited, Inc. From January 1991 to 1995 she was President of Outlook Consulting Int., Inc. From December 1994 to July 1996, Ms. Gibson was the Chairman of the Board of Petrie Retail, Inc. On October 12, 1995, Petrie Retail, Inc. filed a petition under Chapter 11 of the Bankruptcy Code. Ms. Gibson is currently a partner of Retail Options, Inc., a New York based retail consulting firm, which was formed in 1993. Ms. Gibson is a past director of the Cleveland Federal Reserve Board and serves on the Boards of Directors of Today's Man, Inc., Chicos Fas, Inc., The Caldor Corporation and the National Retail Federation. Caldor Corporation filed a petition under Chapter 11 of the Bankruptcy Code in September 1995 and Today's Man, Inc. filed a petition under Chapter 11 in February 1996.

     Joseph A. Goldblum, 48, has been a director of the Company since 1989. Mr. Goldblum has been President of G-II Equity Investors, Inc. a general partner of G-II Family Partnership L.P. since May 1989. He was also Of Counsel with the law firm of Goldblum & Hess from May 1989 to December 1996. From May 1985 to April 1989, Mr. Goldblum was Senior Vice President - Operations for McKesson Drug Corporation.

             MEMBER OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE
                      TERM EXPIRING AT 2000 ANNUAL MEETING

     Walter F. Loeb, 72, became a director of the Company on June 5, 1995. Mr. Loeb is President of Loeb Associates Inc., a New York based retail consultancy company that has served a variety of domestic and international companies since its founding in February 1990. Mr. Loeb is also the publisher of "Loeb Retail Letter," a monthly analysis of the retail industry. From 1974 until the founding of his company, Mr. Loeb had been a senior retail analyst at Morgan Stanley & Co. Incorporated, and in 1984 became a principal of the same company. He also has held various positions with the May Company, Allied Stores and Macy's. He currently is a director of Gymboree Corporation, Wet Seal, Federal Realty Investment Trust and InterTAN, Inc.

     Other than the husband and wife relationship between Dan and Rebecca Matthias, there are no family relationships among any of the other directors of the Company.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ended September 30, 1997, the Board of Directors held seven meetings. Each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and committees of the Board of Directors on which he or she served.

     During the fiscal year ended September 30, 1997 the Audit Committee, which currently consists of Mr. Hitchner, Mr. Loeb and Mr. Rulon Miller held five meetings. The function of the Audit Committee is to assist the Board of Directors in preserving the integrity of the financial information published by the Company through the review of financial and accounting control and policies, financial reporting requirements, alternative accounting principles that could be applied and the quality and effectiveness of the independent accountants.

     During the fiscal year ended September 30, 1997, the Compensation Committee, which consists of Mr. Matthias, Ms. Gibson and Mr. Goldblum, held three meetings. The Compensation Committee considers recommendations of the Company's management regarding compensation, bonuses and fringe benefits of the executive officers of the Company, and determines whether the recommendations of management are consistent with general policies, practices, and compensation scales established by the Board of Directors. A subcommittee (Ms. Gibson and Mr. Goldblum) of the Compensation

Committee considers management's proposals regarding stock option grants and their consistency with policies established by the Board of Directors, and, in general, administers the Company's 1987 Stock Option Plan ("1987 Option Plan").

     During the fiscal year ended September 30, 1997, the Nominating Committee, which consists of Ms. Matthias, Mr. Goldblum and Mr. Hitchner, held one meeting. The Nominating Committee functions include establishing the criteria for selecting candidates for nomination to the Board of Directors; actively seeking candidates who meet those criteria; and making recommendations to the Board of Directors of nominees to fill vacancies on, or as additions to, the Board of Directors. The Nominating Committee will consider nominees for election to the Board of Directors that are recommended by stockholders provided that a complete description of the nominees' qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to act as such, accompany the recommendations. Such recommendations should be submitted, in writing to the attention of the Chairman of the Board of Directors, and should not include self-nominations.

COMPENSATION OF DIRECTORS

     The Company pays each director, other than the Matthias' and Mr. Hitchner, a retainer of $3,000 per quarter. In addition, each director is paid $1,000 for each Board meeting, and $500 for each Committee meeting, attended by such director in person. Upon conclusion of each Annual Meeting of Stockholders, the Company grants each director other than the Matthias' options to purchase 2,000 shares of the Common Stock pursuant to the Company's 1994 Director Stock Option Plan.

  Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Reporting Persons are additionally required to furnish the Company with copies of all Section 16(a) forms they file.

     Thomas Frank, the Company's CFO, Lynne M. Wieder, the Company's Senior Vice President - Stores, and Donald W. Ochs, the Company's Senior Vice President - Operations, each filed a Form 5 late as to one transaction. Mr. Ochs also filed a Form 4 late as to one transaction. Elam M. Hitchner and William L. Rulon-Miller, directors of the Company, each filed a Form 4 late with respect to one transaction. The following directors of the Company each filed a Form 5 late with respect to one transaction: Mr. Hitchner, Mr. Rulon-Miller, Joseph A. Goldblum, Walter F. Loeb and Marvin Traub. Other than as specified, to the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations of Reporting Persons that no other reports were required with respect to fiscal 1997, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

GENERAL

     The Compensation Committee of the Board of Directors consists of Dan W. Matthias(1), Joseph A. Goldblum and Verna Gibson. Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies, plans and programs which seek to enhance the profitability of the Company, and thus stockholder value, by aligning the financial interests of the Company's senior management with those of its stockholders. Annual base salary and longer term incentive compensation provide an important incentive in attracting and retaining corporate officers and other key employees and motivating them to perform to the full extent of their abilities in the best long-term interests of the stockholders.

     The Company's executive compensation program consists of two key elements:
(1) an annual component, i.e., base salary and annual bonus and (2) a long-term component, i.e., stock options. Executive compensation levels are determined in connection with a review of compensation levels at comparable publicly held companies. As a result of such review, the Compensation Committee developed an executive compensation package with an annual component set somewhat below the salary levels paid to senior management of similar sized companies with comparable responsibilities. The Compensation Committee has determined that a compensation package that contains long-term stock based incentives is more appropriate for the Company's goals of sustainable growth and enhanced shareholder value.

     Based on this philosophy, a meaningful portion of the senior executives' annual bonus and stock options is placed at-risk and linked to the increase of the Company's earnings per share ("EPS") over the prior fiscal year. This will lead to the creation of value for the Company's stockholders in both the short and long term. Under this pay-for-performance orientation:

     o executives are motivated to improve the overall performance and profitability of the Company;

     o accountability is further encouraged through the adjustment of salaries and incentive awards on the basis of each executive's individual performance, potential and contribution;

     o most incentive awards are denominated and/or paid in shares of Company Common Stock to further reinforce the linkage of executives' interest with those of stockholders.

     The policies with respect to each element of the compensation package, as well as the basis for determining the compensation of the Chief Executive Officer and President, Dan and Rebecca Matthias, respectively, are described below.

  1. Annual Component: Base Salary and Annual Bonus

     Base Salary: Base salary represents compensation for discharging job responsibilities and reflects the executive officer's performance over time. Peer salaries for comparable positions are used as reference points in setting salary opportunities for executive officers. The Company's overall goal is to approximate the median salaries paid by the peer group assuming comparability of such factors as position, responsibilities and tenure.

     Individual salary adjustments take into account the Company's salary increase guidelines for the year and individual performance contributions for the year, as well as sustained performance

------------------
(1) Dan Matthias, Chairman of the Board and Chief Executive Officer, abstains from voting on issues pertaining to his personal compensation and Rebecca Matthias' compensation.

contributions over a number of years and significant changes in responsibilities, if any. The assessment of individual performance contributions is subjective and does not reflect the Company's performance.

     Annual Bonus: The annual bonus for the Chief Executive Officer and President is computed on a sliding scale based on EPS. The maximum cash bonus can be attained by increasing EPS by 35% over the prior fiscal year. Notwithstanding the foregoing, the Compensation Committee has the discretion to increase the annual bonus in any given year to take into account what it deems to be extraordinary events.

  2. Long Term Component: Stock Options

     To align stockholder and executive officer interests, the long-term component of the Company's executive compensation program uses grants whose value is related to the value of the Common Stock. Stock options are granted to reinforce the importance of improving stockholder value over the long-term, and to encourage and facilitate the executive's stock ownership. Under the 1987 Option Plan and, if approved, the Restated Stock Option Plan, options to purchase Common Stock are available for grant to directors, officers and other key employees of the Company. Stock options are granted at 100% of the fair market value of the Common Stock on the date of the grant to ensure that the executives can only be rewarded for appreciation in the price of the Common Stock when the Company's stockholders are similarly benefitted. Stock options are exercisable up to ten years from the date granted. The stock options generally vest over a five year period, although some stock options vest immediately. While all executives are eligible to receive stock options, participation in each annual grant, as well as the size of the grant each participating executive receives, is contingent on the increase in the EPS over the prior fiscal year. Notwithstanding the foregoing, the Compensation Committee has the discretion to increase the annual grant of options in any given year to take into account what it deems to be extraordinary events.

CHIEF EXECUTIVE OFFICER AND PRESIDENT COMPENSATION

     In fiscal 1997, the annual base salary for Dan W. Matthias, Chairman of the Board and Chief Executive Officer, and Rebecca C. Matthias, President and Chief Operating Officer, increased from $220,000 to $275,000. The fiscal 1997 base salary for each of the Matthias' is comparable with the salaries of senior management of publicly-held companies in the retail clothing industry.

     Based on significant improvements in performance in the high end maternity division, an improved level of revenues, as reflected by improvement of comparable store sales, in the Episode division, and the conclusion of the Committee that management worked very diligently to improve profitability, the Committee exercised its discretion to override EPS-based standards and awarded a bonus of $90,000 to each of the Chief Executive Officer and President and approved a grant of options to purchase 25,000 shares to each of them. The Committee also took into account that the Chief Executive Officer and President did not receive an annual incentive bonus or stock options for fiscal 1996. The Board approved the Committee's recommendations at its meeting in July 1997.

                                          THE COMPENSATION COMMITTEE

                                          Dan W. Matthias
                                          Joseph A. Goldblum
                                          Verna Gibson

                           SUMMARY COMPENSATION TABLE

     The following table sets forth, for the fiscal years ended September 30, 1995, 1996 and 1997 certain compensation information with respect to the Company's Chief Executive Officer and the other Company officers named therein.

                                                                                        LONG-TERM
                                                                                   COMPENSATION AWARDS
                                                                                   -------------------
                                                           ANNUAL COMPENSATION         SECURITIES
                                                          ----------------------       UNDERLYING
NAME AND PRINCIPAL POSITION                    YEAR       SALARY ($)   BONUS ($)       OPTIONS (#)
---------------------------                    ----       ----------   ---------   -------------------
Dan W. Matthias                                1997        $275,383    $ 90,000           25,000
  Chairman and Chief Executive Officer         1996         220,350           -                -
                                               1995         161,907     100,000           30,000
Rebecca C. Matthias                            1997        $272,885    $ 90,000           25,000
  President and Chief Operating Officer        1996         217,885           -                -
                                               1995         159,808     100,000           30,000
Lynne M. Wieder                                1997        $208,129    $ 60,000(1)        15,000(1)
  Senior Vice President - Stores               1996         188,085           -                -
                                               1995         150,201      55,000            5,000
Thomas Frank                                   1997        $177,856    $ 50,000(1)        15,000(1)
  Vice President - Finance and                 1996         158,646           -                -
  Chief Financial Officer                      1995         132,747      45,000            5,000
Donald W. Ochs                                 1997        $275,806    $ 70,000(1)        17,000(1)
  Senior Vice President - Operations           1996         256,799           -           20,000(3)
                                               1995(2)       67,432      27,000           20,000(3)

------------------
(1) Includes annual bonus compensation and stock option grants for fiscal 1996 performance in the following amounts: Lynne M. Wieder - $20,000 bonus, options to purchase 8,000 shares; Thomas Frank - $20,000 bonus, options to purchase 8,000 shares; Donald W. Ochs - $40,000 bonus, options to purchase 12,000 shares.

(2) Mr. Ochs' employment with the Company commenced in June 1995.

(3) The 20,000 options shown for fiscal 1995 were originally granted in June 1995, and were canceled in connection with a replacement grant of the 20,000 options shown for fiscal 1996.

STOCK OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS DURING LAST FISCAL YEAR

     Under the 1987 Option Plan, options to purchase Common Stock are available for grant to directors, officers and other key employees of the Company. Options are also available for grant to directors under the Company's 1994 Director Stock Option Plan. The following table sets forth certain information regarding options for the purchase of Common Stock that were awarded to the Company's Chief Executive Officer and the other named Company officers during fiscal 1997.

             OPTION GRANTS IN FISCAL YEAR ENDED SEPTEMBER 30, 1997

                                                                                   POTENTIAL REALIZABLE GAIN AT
                                         PERCENT OF                                   ASSUMED ANNUAL RATES OF
                         NUMBER OF     TOTAL OPTIONS                                 STOCK PRICE APPRECIATION
                         SECURITIES      GRANTED TO                                      FOR OPTION TERMS
                         UNDERLYING      EMPLOYEES        EXERCISE                      COMPOUNDED ANNUALLY
                          OPTIONS         IN LAST         OR BASE      EXPIRATION  -----------------------------
        NAME            GRANTED (#)     FISCAL YEAR     PRICE ($/SH)      DATE          5%              10%
        ----            -----------    -------------    ------------   ----------       --              ---
Dan W. Matthias......           -              -                -          -                -               -
Rebecca C.
  Matthias...........           -              -                -          -                -               -
Lynne M. Wieder......       8,000(1)         5.3%          $10.00      12/10/2006    $ 92,663        $194,937
Thomas Frank.........       8,000(1)         5.3%          $10.00      12/10/2006    $ 92,663        $194,937
Donald W. Ochs.......      12,000(1)         7.9%          $10.00      12/10/2006    $138,994        $292,405

------------------

(1) These options became exercisable as to 20% of the shares on December 10, 1997 and will become exercisable as to an additional 20% of such shares on December 10 of each successive year, with full vesting occurring on December 10, 2001. These options were granted under the 1987 Option Plan and have a term of 10 years, subject to earlier termination in certain circumstances related to termination of employment.

                   AGGREGATED OPTION EXERCISES IN FISCAL YEAR
        ENDED SEPTEMBER 30, 1997 AND FISCAL YEAR 1997-END OPTION VALUES

     The following table sets forth certain information regarding options for the purchase of the Common Stock that were exercised and/or held by the Company's Chief Executive Officer and the other named Company officers therein:

                                                                    NUMBER OF
                                                                    SECURITIES            VALUE OF
                                                                    UNDERLYING          UNEXERCISED
                                                                   UNEXERCISED          IN-THE-MONEY
                                                                     OPTIONS              OPTIONS
                                                                    AT FY-END            AT FY-END
                                           SHARES                 --------------   ----------------------
                                         ACQUIRED ON    VALUE     # EXERCISABLE/       $ EXERCISABLE/
NAME                                      EXERCISE     REALIZED   UNEXERCISABLE        UNEXERCISABLE
----                                     -----------   --------   --------------   ----------------------
Dan W. Matthias........................         -            -    81,905/ 6,000        $84,060/$1,500
Rebecca C. Matthias....................         -            -    81,905/ 6,000        $84,060/$1,500
Lynne M. Wieder........................         -            -    18,184/19,816       $100,232/$49,553
Thomas Frank...........................         -            -    15,528/15,472       $135,700/$36,765
Donald W. Ochs.........................         -            -     4,000/28,000             $0/$39,000

                           TEN-YEAR OPTION REPRICINGS

     The following table sets forth all option repricings undertaken by the Company within the last ten fiscal years with respect to options held by any current or former executive officer of the Company.

                                    NUMBER OF
                                    SECURITIES
                                    UNDERLYING  MARKET PRICE
                                     OPTIONS    OF STOCK AT   EXERCISE PRICE               LENGTH OF ORIGINAL
                                     REPRICED     TIME OF       AT TIME OF      NEW      OPTION TERM REMAINING
                                        OR      REPRICING OR   REPRICING OR   EXERCISE  AT DATE OF REPRICING OR
         NAME               DATE     AMENDED     AMENDMENT      AMENDMENT      PRICE           AMENDMENT
         ----               ----    ----------  ------------  --------------  --------  -----------------------
Donald W. Ochs            11/20/95    20,000       $13.50        $14.25         $13.50          9 years
  Senior Vice President
  - Operations.........
Robert E. Pollock           1/6/95    12,000       $10.25        $17.75         $10.25          9 years
  Vice President - Real
  Estate...............
Vana Longwell               1/6/95    18,000       $10.25        $12.875        $10.25          9 years
  Vice President -
  Manufacturing........

STOCK PRICE PERFORMANCE GRAPH

     The graph below compares the Company's cumulative total stockholder return on the Common Stock for the period (March 15, 1993 to September 30, 1997) from the date the Company's Common Stock commenced trading on the Nasdaq National Market to September 30, 1997, with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard and Poor's Retail Stores Composite Index. The comparison assumes $100 was invested on March 15, 1993 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

     In the printed version there was a graph with the following plot points:

                           TOTAL SHAREHOLDER RETURNS

                  Years Ending            Dollars
                  ------------     -----------------------
                                    O         X         Z
                                   ---       ---       ---
                    3/15/93        100       100       100
                    9/30/93         96       103        92
                    9/30/94        102       107        92
                    9/30/95        130       139        99
                    9/30/96        104       167       118
                    9/30/97        102       235       155

                         --O-- Mothers Work, Inc.
                         --X-- S&P 500 Index
                         --Z-- Retail Composite

EMPLOYMENT AGREEMENTS

     The Company is a party to written employment agreements (the "Employment Agreements") with both Dan and Rebecca Matthias which expire on September 30, 2000, unless earlier terminated pursuant to the terms of the Employment Agreements. The term of each Employment Agreement automatically extends for successive one year periods extending the expiration date into the third year after the extension, unless either the Company or the executive gives written notice to the other party that the term will not so extend. Under the Employment Agreements, the Company has agreed to nominate the Matthias' as directors and to use its best efforts to cause them to be elected as directors. The base salary of each executive for fiscal 1998 is $325,000 per year, and the base salary will increase each year during the term in an amount determined by the Compensation Committee of the Board of Directors, but in any event no less than the rate of inflation. Following each year of the term, the executive will receive a bonus of between $0 and $200,000 and up to 60,000 immediately vested stock options with a fair market value exercise price, based upon a formula relating to the percentage increase, if any, of the EPS before extraordinary items for the fiscal year just ended, compared to the highest level of EPS before extraordinary items ever attained by the Company in any previous fiscal year. The Compensation Committee retains the discretion to increase the executives' bonuses and to grant additional options if such Committee deems it to be appropriate.

     The Employment Agreements provide that for one year following the termination of employment of either executive (other than for "good reason" or upon a "change of control" of the Company, as such terms are defined in the Employment Agreements) the executive shall not compete with the Company or solicit the Company's suppliers or employees. If the employment of either executive is terminated by the Company without cause or by the executive for good reason or following a change of control, (i) the executive is entitled to receive a lump sum severance payment equal to three years of base salary and the maximum amount of cash and option bonus compensation and fringe benefits which would have been paid or made available to the executive during the three years following such termination, (ii) all stock options held by the terminated executive will become immediately vested, and the executive may require the Company to repurchase all such stock options at a price equal to the excess of the closing price of the Common Stock over the exercise price of the options, and (iii) the executive is entitled to cause the Company to register all shares owned by the executive under the Securities Act of 1933, as amended, to the extent they are not then registered, and the executive may additionally include his or her shares in future registrations filed by the Company. In the event of a termination by the Company for cause or by the executive without good reason, the executive will not be entitled to any further base salary or bonus compensation, and all unvested options then held by the executive will be automatically canceled. In the event of a termination by the Company because of a disability, the executive shall continue to receive base salary and cash bonus and option compensation and fringe benefits during the three years following such termination, at 50% of the levels the executive would have received if the executive's employment had been terminated by the Company without cause, as described above, less any payments received by the executive under any long term disability or life insurance provided by the Company.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of November 17, 1997, except as otherwise noted, with respect to the beneficial ownership of shares of the Common Stock by each person who is known to the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, by each director or nominee for director, by each of the officers named on the Summary Compensation Table, and by all directors and executive officers as a group. Unless otherwise indicated, each person has sole voting power and sole investment power.

                                                               AMOUNT AND NATURE OF      PERCENT
        NAME AND ADDRESS OF BENEFICIAL OWNER (a)               BENEFICIAL OWNERSHIP      OF CLASS
        ----------------------------------------               --------------------      --------
Dan W. and Rebecca C. Matthias...........................             717,220(b)           19.0%
Meridian Venture Partners................................             344,645               9.7%
  259 Radnor-Chester Rd.
  Radnor, PA 19087
Verna K. Gibson..........................................              37,945(c)            1.1%
Joseph A. Goldblum.......................................             120,834(d)            3.3%
Elam M. Hitchner, III....................................              38,000(e)            1.1%
Walter F. Loeb...........................................               6,000(f)              *
Donald W. Ochs...........................................              20,300(g)              *
William L. Rulon-Miller..................................             160,186(h)            4.3%
Thomas Frank.............................................              19,578(f)              *
Lynne M. Wieder..........................................              24,590(f)              *
Massachusetts Financial..................................             211,500(i)            5.9%
  Services Company
  500 Boylston Street
  Boston, MA 02116
Toppy International Ltd..................................             217,365               6.1%
  12/F 26-34 Kin Chuen Street
  Castle Peak Road
  Kwai Chung, N.T.
  Hong Kong
Dimensional Fund Advisors, Inc...........................             294,700(j)            8.3%
  1299 Ocean Avenue
  11th Floor
  Santa Monica, CA 90401
FMR Corp.................................................             249,100(k)            7.0%
  82 Devonshire Street
  Boston, MA 02109
Putnam Investments, Inc..................................             200,139(l)            5.6%
  One Post Office Square
  Boston, MA 02109
Robert Fleming, Inc......................................             370,000             10.38%
  320 Park Avenue, 11th Floor
  New York, NY 10022
All directors and officers as a group (10 persons)                  1,144,653(m)           28.0%

------------------

*    Less than 1% of the outstanding Common Stock.
(a) Except as otherwise indicated, the address of each person named in the table is: c/o Mothers Work, Inc., 456 North Fifth Street, Philadelphia, Pennsylvania 19123.

(b) Includes 109,905 shares purchasable upon exercise of stock options by each of Dan and Rebecca Matthias (or a total of 219,810 shares). Except for the shares purchasable upon exercise of stock options, Dan and Rebecca Matthias are husband and wife and beneficially own the shares indicated jointly.
(c)  Includes 8,000 shares purchasable upon exercise of stock options.
(d) Includes 53,010 shares owned by G-II Family Partnership L.P. Mr. Goldblum is general partner of G-II Family Partnership L.P. and may be deemed to be a beneficial owner of such shares. Also includes 8,000 shares purchasable upon exercise of stock options; 26,100 shares held as custodian or in trust for members of Mr. Goldblum's family; and 17,880 shares held by Mr. Goldblum as custodian for the benefit of three of the Matthias' children.
(e)  Includes 8,000 shares purchasable upon exercise of stock options.
(f)  Consists of shares purchasable upon exercise of stock options.
(g)  Includes 10,400 shares purchasable upon exercise of stock options.
(h)  Includes 152,186 shares beneficially owned by Penn Janney Fund, Inc.
     Mr. Rulon-Miller is director of Penn Janney Fund, Inc. and may be deemed to be a beneficial owner of such shares. Also includes 8,000 shares purchasable upon exercise of stock options.
(i) These shares are held for investment purposes by MFS Emerging Growth Fund (a series of MFS Series Trust II) and other accounts for which Massachusetts Financial Services Company ("MFS") serves as investment adviser.
(j) All of these shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company (the "Fund"), or in series of The DFA Investment Trust Company, a Delaware business trust (the "Trust"), or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. ("Dimensional") serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. Dimensional has sole dispositive power over all such shares and sole voting power with respect to 192,800 of such shares. Persons who are officers of Dimensional are also officers of the Fund and the Trust, in their capacity as such, these persons vote 33,700 shares which are owned by the Fund and 68,200 shares which are owned by the Trust (both included in the 294,700 total).
(k) All of such shares are beneficially owned by Fidelity Management & Research Company ("Fidelity"), as investment advisor to Fidelity VIP High Income Portfolio (the "Fund"), a registered investment company. FMR Corp., through its control of Fidelity and the Fund has the control to dispose of the shares, as does the Fund. FMR Corp. does not have voting power over these shares, which rests with the Board of Trustees of the Fund.
(l) Putnam Advisory Company, Inc. has joint dispositive power over these shares.
(m) Includes the following number of shares owned by affiliates of the following directors, which may be deemed to be beneficially owned by the directors: Joseph A. Goldblum - 53,010 and William L. Rulon-Miller - 152,186 shares. Also includes the following number of shares purchasable upon the exercise of stock options owned (or which may be deemed to be owned) by the following persons: Verna K. Gibson - 8,000, Joseph A. Goldblum - 8,000, Elam M. Hitchner, III - 8,000, Walter F. Loeb - 6,000, Dan W. Matthias - 109,905, Rebecca C. Matthias - 109,905, William L. Rulon-Miller - 8,000, Thomas Frank - 19,578, Donald W. Ochs - 10,400 and Lynne M. Wieder - 24,590.


                              CERTAIN TRANSACTIONS

     Elam M. Hitchner, III is a partner of the law firm of Pepper, Hamilton & Scheetz, Philadelphia, Pennsylvania, which provides legal services to the Company.

                                 RATIFICATION OF
                             APPOINTMENT OF AUDITORS
                                  (PROPOSAL 2)

     The Board of Directors has selected Arthur Andersen LLP ("Arthur Andersen"), independent public accountants, to audit the consolidated financial statements of the Company for the fiscal year ending September 30, 1998 and recommends that the stockholders ratify such selection. This appointment will be submitted to the stockholders for ratification at the Annual Meeting.

     The submission of the appointment of Arthur Andersen is not required by law or by the By-laws of the Company. The Board of Directors is nevertheless submitting it to the stockholders to ascertain their views. If the stockholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors. If Arthur Andersen shall decline to accept or become incapable of accepting its appointment, or if its appointment is otherwise discontinued, the Board of Directors will appoint other independent public accountants.

     A representative of Arthur Andersen is expected to be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 2 TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING SEPTEMBER 30, 1998.

                      APPROVAL OF AMENDMENT AND RESTATEMENT
                       OF THE COMPANY'S STOCK OPTION PLAN
                                  (PROPOSAL 3)

     At the 1998 Annual Meeting, the stockholders will be asked to approve the Mothers Work, Inc. Stock Option Plan, as Amended and Restated, Effective November 7, 1997 (the "Restated Option Plan"), referred to as the Mothers Work, Inc. 1987 Stock Option Plan prior to its amendment and restatement (the "1987 Plan"). Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of the Company's Common Stock present or represented and entitled to vote at the 1998 Annual Meeting. On November 7, 1997, the Board adopted the Restated Option Plan, subject to stockholder approval as described herein, extending the term of the 1987 Plan for an additional ten years and increasing the number of shares of Common Stock available for issuance upon the exercise of options granted under the 1987 Plan from 725,000 to 1,225,000, as well as making certain changes advisable, in the opinion of the Board, to bring the 1987 Plan up to date in accordance with legal requirements. The terms of the Restated Option Plan and information regarding options granted thereunder is summarized below, but these descriptions are subject to and are qualified in their entirety by the full text of the Restated Option Plan, as amended, which is attached as Appendix A to this Proxy Statement.

     Adoption of the Restated Option Plan will serve to amend the 1987 Plan in the following manner. First and foremost, the 1987 Plan will be extended to be effective for an additional ten years. Second, the number of shares of Common Stock available for option grants will be increased by 500,000. At September 30, 1997, options to purchase 635,188 shares of Common Stock were granted under the 1987 Plan, leaving a balance of 89,812 additional shares of Common Stock which could be subject to options granted under such Plan. The Board believes that extending the term of the 1987 Plan and increasing the number of stock options available for grant under such Plan to 1,225,000 (leaving options to purchase 589,812 shares of Common Stock available for future grants) is advisable because such awards reinforce the importance of improving stockholder value over the long-term, encourage and facilitate executives stock ownership, thereby promoting interest in the welfare of the Company by allowing them to share in the success of the Company and encouraging them to remain in the service of the Company. It also gives the Company a means to attract qualified new employees. In addition, the Restated Option Plan will (i) provide for the eligibility of selected consultants for option grants and (ii) impose an individual aggregate limit (600,000 shares) on the number of shares for which any one individual may be granted options under the Plan.

SUMMARY OF THE RESTATED OPTION PLAN

     The Restated Option Plan will provide for the grant to selected employees and consultants of the Company and its Subsidiaries who contribute to the development and success of the Company and its Subsidiaries of both "incentive stock options" within the meaning of Section 422 of the Code ("ISOs") and options that are non-qualified for federal income tax purposes ("NQSOs"); provided, however, that consultants are eligible for the grant of NQSOs only. The total number of shares of Common Stock for which options may be granted pursuant to the Restated Option Plan will be 1,225,000, of which 589,812 will be available for future grants, subject to certain adjustments reflecting changes in the Company's capitalization. The Restated Option Plan will be administered by a subcommittee (Ms. Gibson and Mr. Goldblum) of the Compensation Committee of the Board (the "Committee"), which is comprised of directors who are not also employees of the Company. The Committee will determine, among other things, which employees will receive options under the Plan; the time when options will be granted; the type of option (ISO or NQSO, or both) to be granted, the number of shares subject to each option, the time or times when the options will become exercisable and expire, and, subject to certain conditions discussed below, the option price and duration of the option. Committee members administering the Plan will be permitted to vote on any matters affecting the administration of the Plan, except that no member will be permitted to act upon the granting of an option to himself.

     The exercise price of the options granted under the Restated Option Plan will be determined by the Board of Directors, but may not be less than the fair market value per share of the Common Stock on the date the option is granted. If, however, an ISO is granted to any person who, at the time of the grant, owns capital stock possessing more than 10% of the total combined voting power of all classes of the Company's capital stock, then the exercise price for such ISO may not be less than 110% of the fair market value per share of the Common Stock on the date the option is granted. The Compensation Committee will also determine the method of payment for the exercise of options under the Plan, which may consist entirely of cash, check, promissory notes or Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price.

     Options granted under the Restated Option Plan will not be assignable or transferrable other than by will or the laws of descent and distribution. In general, if an employee's employment with or a consultant's engagement by the Company or a subsidiary is terminated for any reason, such employee's or consultant's options exercisable on the date of termination will be exercisable for three months following the date of termination. If the Committee makes a determination that a terminated optionee engaged in disloyalty to the Company, disclosed proprietary information, is convicted of a felony, or has breached the terms of a written confidentiality agreement or non-competition agreement, all unexercised options held by such employee or consultant will terminate upon the earlier of the date of such determination or the date of termination. If the employment or service of an employee or consultant terminates because of disability or death, such employee's or consultant's options that are exercisable on the date of disability or death will remain exercisable for 12 months following the date of disability or death; provided, however, that if a disabled employee or consultant commences employment or service with a competitor of the Company during that 12-month period, all options held by the employee or consultant will terminate immediately.

     Options issued pursuant to the Restated Option Plan outstanding on the date of a "change in control" of the Company will become immediately exercisable on such date. A change in control for purposes of the Restated Option Plan includes the acquisition by any person or entity of the beneficial ownership of 50% or more of the voting power of the Company's stock, the approval by the Company's stockholders of a merger, reorganization or consolidation of the Company in which the Company's stockholders do not own 50% or more of the voting power of the stock of the entity surviving such a transaction, the approval of the Company's stockholders of an agreement of sale of all or substantially all of the Company's assets, and the acceptance by the Company's stockholders of a share exchange in which the Company's stockholders do not own 50% or more of the voting power of the stock of the entity surviving such exchange.

     There are no federal income tax consequences to the Company on the grant or exercise of an ISO. If an employee disposes of stock acquired through the exercise of an ISO within one year after the date such stock is acquired or within two years after the grant of the ISO (a "Disqualifying Disposition"), the Company will be entitled to a deduction in an amount equal to the difference between the fair market value of such stock on the date it is acquired and the exercise price of the ISO. There will be no tax consequences to the Company if an ISO lapses before exercise or is forfeited. The grant of a NQSO will have no immediate tax consequences to the Company. Upon the exercise of a NQSO by an employee or consultant, the Company will be entitled to a deduction in an amount equal to the difference between the fair market value of the share acquired through exercise of the NQSO and the exercise price of the NQSO. There will be no tax consequences to the Company if a NQSO lapses before exercise or is forfeited.

     An employee who receives an ISO will not be subject to federal income tax on the grant or exercise of the ISO; however, the difference between the option price and the fair market value of the Common Stock received on the exercise of the ISO ("ISO Stock") will be an adjustment for purposes of the alternative minimum tax. Upon the exercise of an ISO, an employee will have a basis in the ISO Stock received equal to the amount paid. An employee will be subject to capital gain or loss upon the sale of ISO Stock, unless such sale constitutes a Disqualifying Disposition, equal to the difference between the amount received for the stock and the employee's basis in such. The gain or loss will be long- or short-term, depending on the length of time the ISO Stock was held prior to disposition. There will be no tax consequences to an employee if an ISO lapses before exercise or is forfeited.

     In the event of a Disqualifying Disposition, an employee will be required to recognize (1) taxable ordinary income in an amount equal to the difference between the fair market value of the ISO Stock on the date of exercise of the ISO and the exercise price; and (2) capital gain or loss (long- or short-term, as the case may be) in an amount equal to the difference between (a) the amount realized by the employee upon the Disqualifying Disposition and (b) the exercise price paid by the employee for the stock, increased by the amount of ordinary income recognized by the employee, if any. If the disposition generates an allowable loss (e.g., a sale to an unrelated party not within 30 days of purchase of Common Stock), then the amount required to be recognized by the employee as ordinary income will be limited to the excess, if any, of the amount realized on the sale over the basis of the stock.

     The Restated Option Plan will allow an employee to pay an exercise price in cash or shares of the Company's Common Stock. If the employee pays with shares of the Company's Common Stock that are already owned, the basis of the newly acquired ISO Stock will depend on the tax character and number of shares of the previously owned stock used as payment. If an employee pays with shares acquired upon other than the exercise of an ISO ("non-ISO Stock"), the transaction will be tax-free to the extent that the number of shares received does not exceed the number of shares of non-ISO Stock paid. The basis of the number of shares of newly acquired ISO Stock which does not exceed the number of shares of non-ISO Stock paid will be equal to the basis of the shares paid. The employee's holding period with respect to such shares will include the holding period of the shares of non-ISO Stock paid. To the extent that the employee receives more new shares than shares surrendered, the "excess" shares of ISO Stock will take a zero basis. If an employee exercises an ISO by using stock that is previously acquired ISO Stock, however, certain special rules apply. If the employee has not held the previously acquired ISO Stock for at least two years from the date of grant of the related ISO and one year from the date the employee acquired the previously acquired ISO Stock, the use of such ISO Stock to pay the exercise price will constitute a Disqualifying Disposition and subject the employee to income tax with respect to the ISO Stock as described above. In such circumstances, the basis of the newly acquired ISO Stock will be equal to the fair market value of the previously acquired ISO Stock used as payment.

     The grant of a NQSO will have no immediate tax consequences to an employee. The exercise of a NQSO will require an employee or consultant to include in gross income the amount by which the fair market value of the acquired shares exceeds the exercise price on the exercise date. The Company will be required to withhold income and employment taxes from an employee's wages on account of this income. The employee's or consultant's basis in the acquired shares will be their fair market value on the date of exercise. Upon a subsequent sale of such shares, the employee or consultant will recognize capital gain or loss equal to the difference between the sales price and the basis in the stock. The capital gain or loss will be long- or short-term, depending on whether the employee has held the shares for more than one year. There will be no tax consequences to an employee or consultant if a NQSO lapses before exercise or is forfeited. If an employee or consultant uses previously owned Common Stock as payment for the exercise price of a NQSO, to the extent the employee or consultant surrenders the same number of shares received, the exchange will be tax-free and the new shares will have a basis equal to that of the shares surrendered. The holding period for the new shares will include the period the employee or consultant held the surrendered shares. To the extent the employee or consultant receives more new shares than shares surrendered, the excess shares will be treated as having been acquired for no consideration and the fair market value of such excess shares will be includible in the employee's income as compensation. The basis of the excess shares is their fair market value at the time of receipt. If the previously owned shares consist of ISO Stock for which the holding requirements were not met such that their use as payment of the exercise price constituted a Disqualifying Disposition, the employee will have the income tax consequences described above.

     The Board of Directors will have authority to suspend, terminate or discontinue the Restated Option Plan or revise or amend it in any manner with respect to options granted after the date of revision. No such revision, however, will be permitted to change the aggregate number of shares subject to the Plan, change the designation of employees eligible thereunder, or decrease the price at which options may be granted.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 3 TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1987 STOCK OPTION PLAN.

                                 OTHER BUSINESS

     Management knows of no other matters that will be presented at the Annual Meeting. However, if any other matter properly comes before the meeting, or any adjournment or postponement thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended September 30, 1997 accompanies this Proxy Statement.

                             STOCKHOLDER PROPOSALS

     To be eligible for inclusion in the Company's proxy materials for the 1999 Annual Meeting of Stockholders, a proposal intended to be presented by a stockholder for action at that meeting must, in addition to meeting the stockholder eligibility and other requirements of the Securities and Exchange Commission's rules governing such proposals, be received not later than August 24, 1998 by the Vice President - Finance and Chief Financial Officer of the Company at the Company's principal executive offices, 456 North Fifth Street, Philadelphia, Pennsylvania 19123.

                         ------------------------------

     THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED, WITHOUT CHARGE EXCEPT FOR EXHIBITS, UPON REQUEST IN WRITING, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1997. REQUESTS SHOULD BE DIRECTED TO THOMAS FRANK, VICE PRESIDENT - FINANCE AND CHIEF FINANCIAL OFFICER, MOTHERS WORK, INC., 456 NORTH FIFTH STREET, PHILADELPHIA, PENNSYLVANIA 19123.

                                          By Order of the Board of Directors

                                          /s/ Dan W. Matthias
                                          ----------------------------------
                                          Dan W. Matthias
                                          Chairman of the Board and
                                          Chief Executive Officer

Date: December 18, 1997
Philadelphia, Pennsylvania

                                                                      APPENDIX A

                               MOTHERS WORK, INC.

                                STOCK OPTION PLAN
              (AS AMENDED AND RESTATED, EFFECTIVE NOVEMBER 7, 1997)

     Section 1.  Purposes.

     The purposes of the Plan are (a) to recognize and compensate selected employees and consultants of the Company and its Subsidiaries who contribute to the development and success of the Company and its Subsidiaries; (b) to maintain the competitive position of the Company and its Subsidiaries by attracting and retaining employees and consultants; and (c) to provide incentive compensation to such employees and consultants based upon the Company's performance as measured by the appreciation in Common Stock. The Options granted pursuant to the Plan are intended to constitute either incentive stock options within the meaning of Section 422 of the Code, or non-qualified stock options, as determined by the Board or the Committee at the time of grant. The type of Options granted will be specified in the Option Agreement between the Company and the recipient of the Options. The terms of this Plan shall be incorporated in the Option Agreement to be executed by the Optionee.

     Section 2.  Definitions.

     (a) "Board" shall mean the Board of Directors of the Company, as constituted from time to time.

     (b) "Change of Control" shall mean the occurrence of any of the following events:

          (i) the acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (as the term beneficial ownership is used for purposes of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided that for purposes of this Section 2(b)(i), the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

          (ii) Approval by shareholders of the Company of (A) a merger, reorganization or consolidation involving the Company if the shareholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, reorganization or consolidation, or (B) (1) a complete liquidation or dissolution of the Company or (2) an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

          (iii) Acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from or surviving such share exchange in substantially the same proportion as the ownership of the Voting Securities outstanding immediately before such share exchange.

     (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

     (d) "Committee" shall mean the Committee appointed by the Board in accordance with Section 4(a) of the Plan, if one is appointed, in which event, in connection with this Plan, the Committee shall possess all of the power and authority of, and shall be authorized to take any and all actions required to be taken hereunder by, and make any and all determinations required to be made hereunder by, the Board.

     (e) "Company" shall mean Mothers Work, Inc., a Delaware corporation.

     (f) "Common Stock" shall mean common stock of the Company, $.01 par value per share.

     (g) "Consultant" shall mean any person associated with the Company or any Subsidiary who is engaged by the Company or a Subsidiary to render services and is compensated by the Company or a Subsidiary for such services, including but not limited to, an advisor, independent contractor or Non-Employee Director.

     (h) "Disability" or "Disabled" shall mean the inability of a Participant or Optionee, as the case may be, to perform his or her normal employment duties for the Company resulting from a mental or physical illness, impairment or any other similar occurrence which can be expected to result in death or which has lasted or can be expected to last for a period of twelve (12) consecutive months, as determined by the Board of Directors.

     (i) "Employee" shall mean any person (including officers) employed by the Company or any Subsidiary. A director of the Company or any Subsidiary shall not be considered to be employed by the Company or any Subsidiary for purposes of this Plan solely by reason of serving as such director or receiving compensation from the Company or any Subsidiary for serving as such director.

     (j) "Exchange Act" shall mean the Securities Exchange Act of 1934, as in effect from time to time.

     (k) "Fair Market Value" shall mean the fair market value of a share of Common Stock, as determined pursuant to Section 7 hereof.

     (l) "Non-Employee Director" shall have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that if the Board or Committee (as applicable) deems it necessary or desirable to comply with Section 162(m) of the Code and applicable regulations thereunder, the Board or Committee shall ensure that each Non-Employee Director also qualifies as an "outside director" as that term is defined in the regulations under Section 162(m) of the Code.

     (m) "Option" shall mean an incentive stock option or non-qualified stock option to purchase Common Stock that is granted pursuant to the Plan.

     (n) "Option Agreement" shall mean a written agreement in such form or forms as the Board (subject to the terms and conditions of this Plan) may from time to time approve evidencing and reflecting the terms of an Option.

     (o) "Optionee" shall mean a Participant to whom an Option is granted.

     (p) "Participant" shall mean each Employee and Consultant.

     (q) "Plan" shall mean the Mothers Work Stock Option Plan (As Amended and Restated, Effective December 9, 1997), formerly the Mothers Work 1987 Option Plan, prior to amendment and restatement.

     (r) "Proprietary Information" shall mean any and all confidential, proprietary, business and technical information or trade secrets of the Company or of any Subsidiary or affiliate of the Company revealed, obtained or developed in the course of Optionee's employment with the Company or in the course of Optionee's performance of services for the Company in any other capacity. Such Proprietary Information shall include but shall not be limited to, methods of production and manufacture, research, marketing and development plans and efforts, cost information, pricing information, marketing methods and plans, identities of customers and suppliers, the Company's relationship with actual or potential customers and the needs and requirements of any such actual or potential customers, and any other confidential information relating to the business of the Company. Proprietary Information shall not include (i) such information as may be necessary or appropriate for an Optionee to disclose in the course of his employment or other service for the effective and efficient discharge of his duties as an employee or consultant of the Company or as may be required by law to be disclosed; and (ii) such information as is readily available to the general public so long as such information did not become available to the general public as a direct or indirect result of Optionee's breach of his obligation to maintain confidentiality.

     (s) "Securities Act" shall mean the Securities Act of 1933, as in effect from time to time.

     (t) "Shares" shall mean shares of Common Stock.

     (u) "Stock Purchase Agreement" shall mean an agreement in such form as the Board may from time to time approve (subject to the terms and conditions of this Plan), which an Optionee may be required to execute as a condition of purchasing Shares upon exercise of an Option.

     (v) "Subsidiary" shall mean a subsidiary corporation of the Company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

     Section 3.  Participation.

     The Board may grant Options at any time and from time to time to Participants who shall be selected by the Board. Options may be granted only to Participants; provided that a Participant who is a Consultant shall be eligible only for Options that are non-qualified Options. Any grant of Options may include or exclude any Participant, as the Board shall determine in its sole discretion. A Participant who has been granted an Option, if he or she is otherwise eligible, may be granted additional Options.

     Section 4.  Administration.

     (a) Procedure. The Plan shall be administered by the Board or a Committee consisting of not less than two persons appointed by the Board; provided that if the Company has a class of equity securities registered under Section 12 of the Exchange Act, each such person shall be a Non-Employee Director. Members of the Board or the Committee who are eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or Committee during which action is taken with respect to the granting of Options to himself or herself.

     If a Committee is appointed by the Board, the Committee shall have the power to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Members of the Committee shall serve for such period of time as the Board may determine. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

     (b) Powers of the Board and the Committee. Subject to the provisions of the Plan, the Board or its Committee shall have the authority, in its discretion: (i) to grant Options; (ii) to determine the Fair Market Value per Share in accordance with Section 7 of the Plan; (iii) to determine the exercise price of the Options to be granted in accordance with Sections 6 and 7 of the Plan; (iv) to determine the Participants to whom, and the time or times at which, Options shall be granted, and the number of Shares to be subject to each Option; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to determine the terms and provisions of each Option granted under the Plan, each Option Agreement and each Stock Purchase Agreement (which need not be identical with the terms of other Options, Option Agreements and Stock Purchase Agreements) and, with the consent of the Optionee, to modify or amend an outstanding Option, Option Agreement or Stock Purchase Agreement; (vii) to accelerate the exercise date of any Option; (viii) to determine whether any Participant will be required to execute a stock repurchase agreement or other agreement as a condition to the exercise of an Option, and to determine the terms and provisions of any such agreement (which need not be identical with the terms of any other such agreement) and, with the consent of the Optionee, to amend any such agreement; (ix) to interpret the Plan or any agreement entered into with respect to the grant or exercise of Options;
(x) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board or to take such other actions as may be necessary or appropriate with respect to the Company's rights pursuant to Options or agreements relating to the grant or exercise thereof; and (xi) to make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan.

     (c) Effect of the Board's or Committee's Decision. All decisions, determinations and interpretations of the Board or the Committee shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     (d) Limitation of Liability. Notwithstanding anything herein to the contrary, no member of the Board or of the Committee shall be liable for any good faith determination, act or failure to act in connection with the Plan or any Option granted hereunder.

     Section 5.  Stock Subject to the Plan.

     Subject to this Section 5 and to the provisions of Section 8 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is One Million Two Hundred Twenty Five Thousand (1,225,000), which amount consists of the 725,000 Shares available for grant under the Plan prior to its amendment and restatement and an additional 500,000 Shares authorized for grant under the amended and restated Plan. Options may be either incentive stock options or non-qualified stock options, as determined by the Board. If an Option expires or becomes unexercisable for any reason without having been exercised in full, the Shares subject to such Option shall, unless the Plan shall have been terminated, return to the Plan and become available for future grant under the Plan. Notwithstanding the foregoing, no individual shall receive, over the term of the Plan, Options for more than an aggregate of Six Hundred Thousand (600,000) Shares.

     Section 6.  Terms and Conditions of Options.

     Each Option granted pursuant to the Plan shall be authorized by the Board and shall be evidenced by an Option Agreement. Each Option Agreement shall incorporate by reference all other terms and conditions of the Plan, and shall contain the following terms and conditions:

     (a) Number of Shares.  The number of shares subject to the Option.

     (b) Option Price. The price per share payable on the exercise of any Option shall be stated in the Option Agreement and shall be no less than the Fair Market Value per share of the Common Stock on the date such option is granted, without regard to any restriction other than a restriction which will never lapse. Notwithstanding the foregoing, if an Option which is an incentive stock Option shall be granted under this Plan to any person who, at the time of the grant of such Option, owns capital stock possessing more than 10% of the total combined voting power of all classes of the Company's capital stock, the price per share payable upon exercise of such incentive stock Option shall be no less than 110 percent (110%) of the Fair Market Value per share of the Common Stock on the date such Option is granted.

     (c) Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory notes or Shares having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment permitted under any laws to which the Company is subject which is approved by the Board. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

          (i) If the consideration for the exercise of an Option is a promissory note, it may, in the discretion of the Board, be either full recourse or nonrecourse and shall bear interest at a per annum rate which is not less than the applicable federal rate determined in accordance with Section 1274(d) of the Code as of the date of exercise. In such an instance, the Company may, in its sole discretion, retain the Shares purchased upon exercise of the Option in escrow as security for payment of the promissory note.

          (ii) If the consideration for the exercise of an Option is the surrender of previously acquired and owned Shares, the Optionee will be required to make representations and warranties satisfactory to the Company regarding his title to the Shares used to effect the purchase (the "Payment Shares"), including without limitation, representations and warranties that the Optionee has good and marketable title to such Payment Shares free and clear of any and all liens, encumbrances, charges, equities, claims, security interests, options or restrictions, and has full power to deliver such Payment Shares without obtaining the consent or approval of any person or governmental authority other than those which have already given consent or approval in a manner satisfactory to the Company. The value of the Payment Shares shall be the Fair Market Value of such Payment Shares on the date of exercise as determined by the Board in its sole discretion, exercised in good faith. If such Payment Shares were acquired upon previous exercise of incentive stock options granted within two years prior to the exercise of the Option or acquired by the Optionee within one year prior to the exercise of the Option, such Optionee shall be required, as a condition to using the Payment Shares in payment of the exercise price of the Option, to acknowledge the tax consequences of doing so, in that such previously exercised incentive stock options may have, by such action, lost their status as incentive stock options, and the Optionee may have to recognize ordinary income for tax purposes as a result.

     (d) Form of Option. The Option Agreement will state whether the Option granted is an incentive stock option or a non-qualified stock option, and will constitute a binding determination as to the form of Option granted.

     (e) Exercise of Options. Any Option granted hereunder shall be exercisable at such times and under such conditions as shall be set forth in the Option Agreement (as may be determined by the Board and as shall be permissible under the terms of the Plan), which may include performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan; provided however, that any Option granted hereunder which is outstanding but not vested seven (7) years after the date of award shall become vested at that time.

     An Option may be exercised in accordance with the provisions of this Plan as to all or any portion of the Shares then exercisable under an Option from time to time during the term of the Option. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal executive office in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company, accompanied by any agreements required by the terms of the Plan and/or Option Agreement, including an executed Stock Purchase Agreement. Full payment may consist of such consideration and method of payment allowable under Section 6 of the Plan. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Option is exercised, except as provided in Section 8 of the Plan.

     As soon as practicable after any proper exercise of an Option in accordance with the provisions of the Plan, the Company shall, without transfer or issue tax to the Optionee, deliver to the Optionee at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Optionee, a certificate or certificates representing the Shares for which the Option shall have been exercised. The time of issuance and delivery of the certificate(s) representing the Shares for which the Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any applicable listing requirements of any national or regional securities exchange or any law or regulation applicable to the issuance or delivery of such Shares.

     Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

     (f) Term and Vesting of Options.

          (i) Notwithstanding any other provision of this Plan, no Option shall be (A) granted under this Plan after ten (10) years from the date on which this Plan is adopted by the Board, or (B) exercisable more than ten (10) years from the date of grant; provided, however, that if an incentive stock Option shall be granted under this Plan to any person who, at the time of the grant of such Option, owns stock possessing more than 10% of the total combined voting power for all classes of the Company's stock, the foregoing clause (B) shall be read by substituting "five (5) years" for the term "ten
     (10) years" that appears therein.

          (ii) No Option granted to any Optionee shall be treated as an incentive stock option, to the extent such Option would cause the aggregate Fair Market Value (determined as of the date of grant of each such Option) of the Shares with respect to which incentive stock Options are exercisable by such Optionee for the first time during any calendar year to exceed $100,000. For purposes of determining whether an incentive stock Option would cause the aggregate Fair Market Value of the stock to exceed the $100,000 limitation, such incentive stock Options shall be taken into account in the order granted. For purposes of this subsection, incentive stock Options include all incentive stock options under all plans of the Company that are incentive stock option plans within the meaning of Section 422 of the Code.

     Except as provided in Section 6(g)(iv), Options granted hereunder shall mature and become exercisable in whole or in part, in accordance with such vesting schedule as the Board shall determine, which schedule shall be stated in the Option Agreement. Options may be exercised in any order elected by the Optionee whether or not the Optionee holds any unexercised Options under this Plan or any other plan of the Company.

     (g) Termination of Options.

          (i) Unless sooner terminated as provided in this Plan, each Option shall be exercisable for the period of time as shall be determined by the Board and set forth in the Option Agreement, and shall be void and unexercisable thereafter.

          (ii) Except as otherwise provided herein or in the Option Agreement, upon the termination of the Optionee's service with the Company for any reason, Options exercisable on the date of termination of service shall be exercisable by the Optionee (or in the case of the Optionee's death subsequent to termination of service, by the Optionee's executor(s) or administrator(s)) for a period of three (3) months from the date of the Optionee's termination of service.

          (iii) Except as otherwise provided herein or in the Option Agreement, upon the Disability or death of an Optionee while in the service of the Company, Options held by such Optionee which are exercisable on the date of Disability or death shall be exercisable for a period of twelve (12) months commencing on the date of the Optionee's Disability or death, by the Optionee or his legal guardian or, in the case of death, by his executor(s) or administrator(s); provided, however, that if such disabled Optionee shall commence any employment during such one (1) year period with a competitor of the Company (including, but not limited to, full or part-time employment or independent consulting work), as determined solely in the judgment of the Board, all Options held by such Optionee which have not yet been exercised shall terminate immediately upon the commencement thereof.

          (iv) Options may be terminated at any time by agreement between the Company and the Optionee.

     (h) Forfeiture. Notwithstanding any other provision of this Plan, if the Optionee's employment or other engagement is terminated by the Company and the Board makes a determination that the Optionee (i) has engaged in any type of disloyalty to the Company, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of his service, or (ii) has been convicted of a felony or (iii) has disclosed any Proprietary Information without the consent of the Company or (iv) has breached the terms of any written confidentiality agreement or any non-competition agreement with the Company in any material respect, all unexercised Options held by such Optionee shall terminate upon the earlier of the date of termination of service for "cause" or the date of such a finding.

     Section 7.  Determination of Fair Market Value of Common Stock.

     (a) Except to the extent otherwise provided in this Section 7, the Fair Market Value of a share of Common Stock shall be determined by the Board in its sole discretion.

     (b) In the event that Shares are traded in the over-the-counter market, the Fair Market Value of a share of Common Stock shall be the mean of the bid and asked prices for a share of Common Stock on the relevant valuation date as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ")), as applicable or, if there is no trading on such date, on the next preceding trading date. In the event Shares are listed on a national or regional securities exchange or traded in the NASDAQ National Market System, the Fair Market Value of a share of Common Stock shall be the closing price of a share of Common Stock on the exchange or on NASDAQ/NMS, as reported in The Wall Street Journal on the relevant valuation date, or if there is no trading on that date, on the next preceding trading date.

     (c) "Adjusted Fair Market Value" shall mean in the event of a Change of Control, the greater of (A) the highest price per share of Common Stock paid or payable to holders of the Common Stock in any transaction (or series of transactions) constituting or resulting (or as to which approval by shareholders of the Company constitutes or results) in the Change of Control or (B) the highest Fair Market Value of a share of Common Stock on any business day during the ninety (90) day period ending on the date of the Change of Control.

     Section 8.  Adjustments.

     (a) Subject to required action by the shareholders, if any, the number of shares of Common Stock as to which Options may be granted under this Plan and the number of shares subject to outstanding Options and the option prices thereof shall be adjusted proportionately for any increase or decrease in the number of outstanding shares of Common Stock of the Company resulting from stock splits, reverse stock splits, stock dividends, reclassifications and recapitalizations.

     (b) No fractional shares of Common Stock shall be issuable on account of any action mentioned in paragraph 8(a) above, and the aggregate number of shares into which Shares then covered by the Option, when changed as the result of such action, shall be reduced to the number of whole shares resulting from such action, unless the Board, in its sole discretion, shall determine to issue scrip certificates with respect to any fractional shares, which scrip certificates, in such event, shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.

     Section 9.  Rights as a Shareholder.

     The Optionee shall have no rights as a shareholder of the Company and shall have neither the right to vote nor receive dividends with respect to any Shares subject to an Option until such Option has been exercised.

     Section 10.  Time of Granting Options.

     The date of grant of an Option shall, for all purposes, be the date on which the Board authorizes the granting of such Option. Notice of the grant shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

     Section 11.  Modification, Extension and Renewal of Option.

     Subject to the terms and conditions of the Plan, the Board may modify, extend or renew an Option, or accept the surrender of an Option (to the extent not theretofore exercised). Notwithstanding the foregoing, (a) no modification of an Option which adversely affects an Optionee shall be made without the consent of such Optionee, and (b) no incentive stock Option may be modified, extended or renewed if such action would cause it to cease to be an "incentive stock option" under the Code, unless the Optionee specifically acknowledges and consents to the tax consequences of such action.

     Section 12.  Conditions to Issuance of Shares Upon Exercise.

     (a) The obligation of the Company to issue and sell Shares to an Optionee upon the exercise of an Option granted under the Plan is conditioned upon (i) the Company obtaining any required permit or order from appropriate governmental agencies, authorizing the Company to issue and sell such Shares, and (ii) such issuance and sale complying with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed.

     (b) At the option of the Board, the obligation of the Company to issue and sell Shares to an Optionee upon the exercise of an Option granted under the Plan may be conditioned upon obtaining appropriate representations, warranties and agreements of the Optionee set forth in the Stock Purchase Agreement. Among other representations, warranties, restrictions and agreements, the Optionee may be required to represent and agree that the purchase of Shares of Common Stock under the Option Agreement shall be for investment, and not with a view to the public resale or distribution thereof, unless the Shares subject to the Option are registered under the Securities Act and the issuance and sale of the Shares complies with all other laws, rules and regulations applicable thereto. Unless the issuance of such Shares is registered under the Securities Act, the Optionee shall acknowledge that the Shares purchased on exercise of the Option are not registered under the Securities Act and may not be sold or otherwise transferred unless such Shares have been registered under the Securities Act in connection with the sale or other transfer, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer is exempt from registration under the Securities Act, and unless said sale or other transfer is in compliance with any other applicable laws, rules and regulations including all applicable federal and state securities laws, rules and regulations. Unless the Shares subject to an Option are registered under the Securities Act, the certificates representing all Shares issued upon exercise of such Option shall contain the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SHARES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO MOTHERS WORK, INC. THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.

     Section 13.  Transferability.

     No Option shall be assignable or transferable otherwise than by will or by the laws of descent and distribution, except as otherwise permitted by the Board. During the lifetime of the Optionee, his Options shall be exercisable only by him, or, in the event of his or her legal incapacity or illness, by his legal guardian or representative, except as otherwise permitted by the Board.

     Section 14.  Other Provisions.

     The Option Agreement and Stock Purchase Agreement may contain such other provisions as the Board of Directors in its discretion deems advisable and which are not inconsistent with the provisions of this Plan.

     Section 15.  Change of Control.

     (a) For purposes of the Plan, "Option Cancellation Date" shall mean, as to each option, the later of: (i) the first business day after the expiration of a period of six (6) months from the date of grant of the option; (ii) in the event of a Change of Control as defined in Section 2(b)(ii)(A) or 2(b)(ii)(B)(2), the date on which the transaction approved by shareholders of the Company (as provided in Section 2(b)(ii)) is consummated; and (iii) in the event of a Change of Control as defined in Section 2(b)(i) or 2(b)(iii), the first business day after the expiration of a period of sixty (60) days after the occurrence of such event.

     (b) Upon a Change of Control, all Options (whenever granted) outstanding on the date of such Change of Control shall be or become immediately and fully exercisable.

     (c) In the event of a Change of Control as defined in Section 2(b)(i), 2(b)(ii)(A), 2(b)(ii)(B)(2) or 2(b)(iii), all Options (whenever granted) outstanding on the Option Cancellation Date which are not exercised on or before the Option Cancellation Date shall be cancelled on such date by the Company, and the Company shall on such date pay to each holder of each such cancelled Option a cash amount equal to the excess, if any, in respect of each Option cancelled, of (i) the greater of (A) the Fair Market Value of the shares of Common Stock subject to the Option on the business day immediately preceding the Option Cancellation Date or (B) the Adjusted Fair Market Value of the Common Stock subject to the Option over (ii) the aggregate purchase price for such shares of Common Stock.

     Section 16.  Amendment of the Plan.

     Insofar as permitted by law and the Plan, the Board may from time to time suspend, terminate or discontinue the Plan or revise or amend it in any respect whatsoever with respect to any Shares at the time not subject to an Option; provided, however, that without approval of the shareholders, no such revision or amendment may change the aggregate number of Shares for which Options may be granted hereunder, change the designation of the class of persons eligible to receive Options or decrease the price at which Options may be granted.

     Any other provision of this Section 16 notwithstanding, the Board specifically is authorized to adopt any amendment to this Plan deemed by the Board to be necessary or advisable to assure that the incentive stock Options or the non-qualified stock Options available under the Plan continue to be treated as such, respectively, under the law.

     Section 17.  Application of Funds.

     The proceeds received by the Company from the sale of shares pursuant to the exercise of Options shall be used for general corporate purposes or such other purpose as may be determined by the Company.

     Section 18.  No Obligation to Exercise Option.

     The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

     Section 19.  Reservation of Shares.

     The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     The Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorization in order to issue and sell such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction the requisite authorization(s) deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any Shares hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.


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


     Section 20.  Taxes, Fees, Expenses and Withholding of Taxes.

     (a) The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the grant of Options and/or the issue and transfer of Shares pursuant to the exercise thereof, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

     (b) The grant of Options hereunder and the issuance of Shares pursuant to the exercise thereof is conditioned upon the Company's reservation of the right to withhold in accordance with any applicable law, from any compensation or other amounts payable to the Optionee, any taxes required to be withheld under federal, state or local law as a result of the grant or exercise of such Option or the sale of the Shares issued upon exercise thereof. To the extent that compensation or other amounts, if any, payable to the Optionee is insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require the Optionee, as a condition of the exercise of an Option, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make adequate provision for the Company's satisfaction of its withholding obligations under federal, state and local law.

     Section 21.  Notices.

     Any notice to be given to the Company pursuant to the provisions of this Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to an Optionee shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Option Agreement, or at such other address as such Participant or his or her transferee (upon the transfer of the Shares purchased upon exercise) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Optionee and each transferee holding Shares purchased upon exercise of an Option to provide the Secretary of the Company, by letter mailed as provided herein, with written notice of his or her direct mailing address.

     Section 22.  No Enlargement of Optionee Rights.

     This Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Optionee, or to be consideration for or a condition of the employment or service of any Optionee. Nothing contained in this Plan shall be deemed to give any Optionee the right to be retained in the employ or service of the Company or any Subsidiary, or to interfere with the right of the Company or any such corporation to discharge or retire any Optionee thereof at any time, subject to applicable law. No Optionee shall have any right to or interest in Options authorized hereunder prior to the grant thereof to such Optionee, and upon such grant he shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Certificate of Incorporation, as the same may be amended from time to time.

     Section 23.  Invalid Provisions.

     In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.

     Section 24.  Applicable Law.

     This Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.


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